SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Aspen REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	81-4842839 (I.R.S. Employer Identification Number)

96 Spring St. 6th Floor New York, New York (Address of Principal Executive Offices)	10012 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  024-10762

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.        DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Aspen REIT, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, $0.01 par value per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s offering circular forming part of its Offering  Statement on Form 1-A (File No. 024-10762), as amended (the “Offering Statement”), filed with the Securities and Exchange Commission pursuant to Regulation A, as amended (“Regulation A”).  In addition, incorporated by reference herein is information relating to the Common Stock under the caption “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws” in the Offering Statement.  In addition, any such description or information contained in any offering circular or supplement to the Offering Statement filed subsequently to the Offering Statement pursuant to Regulation A is hereby incorporated by reference into this Form 8-A.

ITEM 2         EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASPEN REIT, INC.

Date: February 20, 2018	By:	/s/ STEPHANE DEBAETS
Name: Stephane De Baets
Title: President and Chief Executive Officer